EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 24, 2009 in the Amendment No. 2 to the Registration Statement (File No. 333-160779) and related Prospectus of Claymore Securities Defined Portfolios, Series 609.


                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP

Chicago, Illinois
September 24, 2009